As filed with the Securities and Exchange Commission on February 24, 2025
File No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________
UNION BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Vermont	03-0283552
(State or other jurisdiction	(IRS Employer
of incorporation or Organization)	Identification Number)
20 Lower Main St., P.O. Box 667
Morrisville, VT 05661-0667
(Address of principal executive offices)
David S. Silverman	With a copy to:
President and Chief Executive Officer	Denise J. Deschenes, Esq.
Union Bankshares, Inc.	Primmer Piper Eggleston & Cramer PC
20 Lower Main St., P.O. Box 667	106 Main Street, P.O. Box 349
Morrisville, VT 05661-0667	Littleton, NH 03561-0349
Telephone: (802) 888-6600
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check One)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 24, 2025

PROSPECTUS

$50,000,000

UNION BANKSHARES, INC.

Common Stock

We may offer and sell from time to time any number of shares of our common stock, $2.00 par value per share, in one or more offerings, up to a maximum aggregate offering price of $50,000,000. We may offer these securities at prices and on terms described in one or more prospectus supplements.

We may offer to sell the common stock on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of common stock will describe in detail the plan of distribution for that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If agents or any dealers or underwriters are involved in the sale of the common stock, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of common stock will be disclosed in the applicable prospectus supplement and information on our sales though this offering will be contained in our periodic reports filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). For general information about the distribution of our common stock in the offering, see “PLAN OF DISTRIBUTION” on page 4.

Before you invest in any of our securities, please read carefully this prospectus, the applicable prospectus supplement and any related information, as well as any documents we incorporate by reference in this prospectus or any prospectus supplement.

Our common stock is traded on the NASDAQ Global Market under the symbol “UNB.” On February 21, 2025, the closing price of our common stock on the NASDAQ Global Market was $28.90 per share. You are urged to obtain current market prices of our common stock.

Investing in our common stock involves risk. Before making any decision to invest in our common stock, you should carefully consider the risks and uncertainties described in any prospectus supplement and in any documents incorporated by reference in this prospectus under the heading “RISK FACTORS” on page 3.

The common stock has not been approved or disapproved by the SEC or any state securities commission or other regulatory authority nor has the SEC, any state securities commission or other regulatory authority passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares of our common stock are not savings accounts, deposits or other obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

The date of this prospectus is __________, 2025.

PROSPECTUS SUMMARY
About this Prospectus
Unless the context otherwise requires, in this prospectus, the terms “Company,” “we,” “our,” “ours,” and “us” refer to Union Bankshares, Inc., a bank holding company organized under the laws of Vermont and headquartered in Morrisville, Vermont, and its wholly-owned subsidiary, Union Bank, on a consolidated basis. Union Bank is a Vermont state-chartered commercial bank with banking offices in Vermont and New Hampshire.

This prospectus is part of a registration statement (on Form S-3 (the “Registration Statement”) that we filed with the SEC utilizing the “shelf” registration process. Under this process, we may, from time to time, offer and sell, in one or more offerings, the common stock described in this prospectus with a total aggregate purchase price amount of up to $50,000,000. This prospectus provides you with a general description of the offering and common stock we may offer. Each time we sell common stock, we will provide a prospectus supplement containing specific information about the terms of that offering. You should read this prospectus, the prospectus supplement, and the information incorporated by reference in this prospectus carefully before making an investment in our common stock. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The Registration Statement that contains this prospectus, including the exhibits and the documents incorporated herein by reference, contains additional information about us and the common stock offered under this prospectus and any prospectus supplement. We will only offer and sell our common stock pursuant to this prospectus and any prospectus supplement if the SEC has declared our Registration Statement to be effective. The Registration Statement can be obtained at the Commission’s website. See “WHERE YOU CAN FIND MORE INFORMATION.”

You should rely only on the information contained in this prospectus or any prospectus supplement and those documents incorporated by reference in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained in this prospectus or any accompanying prospectus supplement. If anyone provides you with different or additional information, you should not rely on it.

This prospectus may not be used to consummate a sale of our common stock unless it is accompanied by a prospectus supplement. This prospectus may only be used where it is legal to sell our common stock. Neither this prospectus nor any prospectus supplement is an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus nor any prospectus supplement, nor any sale made under this prospectus and any prospectus supplement will, under any circumstances, imply that information in this prospectus or any such prospectus supplement is correct as of any date after the date of such document.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters, dealers or agents and the net proceeds to be received by the Company. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

About Union Bankshares, Inc.
Union Bankshares, Inc. is a Vermont corporation and bank holding company for its subsidiary, Union Bank, a Vermont-chartered commercial bank organized and operating since 1891. Both the Company and Union Bank are headquartered in Morrisville, Vermont.

The Company has one definable business segment, Union Bank, which provides full retail, commercial, municipal banking, and asset management and trust services through its 20 banking offices and two loan centers in northern Vermont and New Hampshire. Union Bank offers a full suite of loan, deposit and wealth management and trust services to individuals and organizations. Many of Union Bank’s services are provided via the telephone, mobile devices, and online through its internet website. Union Bank seeks to make a profit for the Company while providing quality retail banking products and services to individuals and commercial banking services to small and medium sized businesses, nonprofit organizations, local municipalities and school districts within its market area.

Our income is derived principally from interest and fees on loans and earnings on other investments. Our primary expenses arise from interest paid on deposits and borrowings, salaries and wages, health insurance and other employee benefits and other general overhead expenses. Profitability depends primarily on net interest income, which is the difference between interest and dividend income on interest-earning assets and interest expense on interest-bearing liabilities. Interest-earning assets include loans, investment securities, and interest-earning deposits in banks. Interest-bearing liabilities primarily include customer deposit accounts and borrowings. Net interest income is dependent upon the level of interest rates and the extent to which such rates change, as well as changes in the volume of various categories of assets and liabilities. Profitability is also dependent on the level of noninterest income (primarily gains on sale of real estate loans and service fees), provision for credit losses, noninterest expenses and income taxes. Operations and profitability are subject to changes in interest rates, applicable statutes and regulations, general economic conditions and the competitive environment, as well as other factors beyond our control.

Our common stock is traded on the NASDAQ Global Market (“Nasdaq”) under the symbol “UNB.”

The Company’s and Union Bank’s principal offices are located at 20 Lower Main Street, Morrisville, Vermont 05661-0667 and our telephone number is (802) 888-6600.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements other than statements of historical fact, including those regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements can be identified by terms such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
Although we believe that our plans, intentions and expectations reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These factors, some of which are beyond our control, include the following:
•interest rate risk, including the effects of rate changes by the Board of Governors of the Federal Reserve System (“FRB”) and its Federal Open Market Committee;
•fluctuations in the values of the securities held in our securities portfolio as the result of higher interest rates, which has resulted in unrealized losses in our securities portfolios;
•increased competitive pressures, including those from tax-advantaged credit unions and other financial service providers in the Company's northern Vermont and New Hampshire market area or in the financial services industry generally, from increasing consolidation and integration of financial service providers, and from changes in technology and delivery systems;
•changes in tax or banking laws and regulations that increases our compliance and other costs of doing business;
•increases in the level of nonperforming assets and charge-offs;
•changes in depositor behavior resulting in movement of funds out of Bank deposits and into the stock market, other investment assets, or into deposits at financial institutions offering higher rates;
•new or revised accounting standards;
•the ability to successfully manage liquidity risk, which may increase the dependence on borrowed funds and non-core funding sources such as brokered deposits, and negatively impact our cost of funds;
•changes in information technology that require increased capital spending or that result in new or increased risks;
•changes in consumer and business spending, borrowing and savings habits;
•further changes to the regulations governing the calculation of the Company’s regulatory capital ratios;
•increased competitive pressures affecting the ability of the Company to attract, develop and retain senior management and other employees;
•increased cybersecurity threats;
•disruptions in financial markets caused by high profile bank failures and actual or proposed responsive measures by federal or state governments or banking regulators, including increases in our deposit insurance assessments;
•the effects of inflation and higher energy costs on our borrowers and other customers; and
•changes in trade, monetary, and fiscal policies and laws, including interest rate policies of the FRB.

When evaluating forward-looking statements to make decisions about the Company and our common stock, investors should not consider the above list of factors to be a complete list of the risks or uncertainties that we face or that could emerge in the future. All forward-looking statements speak only as of the date of the document in which they are contained. We disclaim any obligation to update these forward-looking statements unless required by law, and we caution you not to place undue reliance on them.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully read and consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any updates described in our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future, together with information in this prospectus or prospectus supplement, and any other information incorporated by reference into this prospectus or any prospectus supplement. See “INFORMATION INCORPORATED BY REFERENCE” and “WHERE YOU CAN FIND MORE INFORMATION.”

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. The occurrence of any of these known or unknown risks, or changes in management’s assumptions in evaluating the risks we face, might cause you to lose all or part of your investment in our common stock.

DESCRIPTION OF THE COMMON STOCK WE MAY OFFER

Below is a summary of our common stock that we may offer for sale in the offering. The description below and in any prospectus supplement does not contain all of the information that may be important or of use to you in evaluating whether to invest in our common stock. You should refer to the provisions of the actual documents whose terms are summarized below and in any prospectus supplement, and to the Vermont Business Corporation Act (the “VT BCA”), because those documents and statutory provisions, and not the summary below, define your rights as a holder of our common stock. For more information, please review those documents, which are or will be filed with the SEC and will be available as described in the sections of this prospectus captioned “INFORMATION INCORPORATED BY REFERENCE” and “WHERE YOU CAN FIND MORE INFORMATION.”

Authorized Capital Stock. We have only one authorized class of capital stock, consisting of 7,500,000 shares of common stock, $2.00 par value per share.

NASDAQ Listing. Our common stock is traded on Nasdaq under the trading symbol "UNB."

Voting Rights. Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to vote of shareholders, including election of directors. In order for shareholder action to be taken on a matter, a quorum must be present, consisting of a majority of the shares of common stock outstanding and entitled to vote on the matter. Unless a larger vote is required by law or by our Amended and Restated Articles of Association, a matter submitted to a vote of the shareholders is deemed to be approved if more votes are cast in favor of the matter than against. Abstentions and broker non-votes are disregarded for purposes of determining whether the requisite vote has been achieved.

Election of Directors. All of our directors are elected by a plurality of the shares of common stock voted in the election at a meeting at which a quorum is present. Our shareholders do not have the right to cumulate their votes in the election of directors.

Dividends. Holders of our common stock are entitled to dividends in such amount and at such times as the Board of Directors may declare from time to time, in its discretion, out of funds legally available for distribution. Because the Company has no substantial independent sources of income at the holding company level, payment of dividends by the Company depends upon our receipt of dividends from our subsidiary, Union Bank. Applicable banking laws could restrict the payment of dividends by Union Bank in some circumstances.

Liquidation. In the event of liquidation, dissolution or winding up of the Company, the holders of our common stock would be entitled to share ratably in all assets remaining after payment of all of our debts and other liabilities.

Non-Assessable Shares. The shares of our common stock are not subject to liability for capital calls or other assessments, nor for any statutory or other liabilities of the Company.

No Conversion, Redemption or Preemptive Rights. Holders of our common stock do not have conversion, sinking fund or redemption rights, nor do they have any preemptive rights to subscribe for additional shares of our common stock or other securities, in the event additional shares or other securities are authorized in the future.

No Preferential Rights. All shares of our common stock have equal dividend, distribution, liquidation and other rights and have no preference or special rights over any other shares of our common stock.

Antitakeover Provisions. Our Amended and Restated Articles of Association provide that certain business combinations with a substantial shareholder or its affiliates require approval by the affirmative vote of the holders of at least 67% of our outstanding common stock. A substantial shareholder is one who together with its affiliates owns 5% or more of our outstanding common stock. Our Board of Directors has the right to override the 67% vote requirement in any particular transaction. If the Board chose to override the 67% vote, it could require only the percentage vote that would otherwise be required under the VT BCA, which is ordinarily (but not always) a majority of the outstanding common stock.
The effect of these provisions may be to discourage attempts to acquire control of the Company without direct negotiation with our Board and to enhance the Board's bargaining position in any such negotiations or its ability to resist a hostile takeover attempt entirely, as it may deem advisable in the circumstances.
The 67% vote requirement in our Amended and Restated Articles of Association may only be amended by the affirmative vote of at least 67% of our outstanding common stock.

Transfer Agent. The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Brentwood, New York.

Limitation of Director Liability. Our Amended and Restated Articles of Association provide that a director of the Company will not have any personal liability to the Company or our shareholders for money damages for any action taken, or any failure to take action, solely as a director, based on a failure to discharge his or her duties under Section 8.30 of the VT BCA, except for any of the following:
•the amount of any improper financial benefit received by the director;
•liability resulting from intentional reckless infliction of harm on the Company or our shareholders;
•a violation of the director's statutory duty not to authorize or consent to unlawful distributions; of intentional or reckless acts.

PLAN OF DISTRIBUTION
We may sell our common stock:
•through underwriters;
•through dealers;
•through agents;
•directly to purchasers; or
•through a combination of any of these methods or any other method permitted by law.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be made from time to time in one or more transactions:
•at a fixed price, or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restriction and will describe the terms of the offering, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price;
•any discounts and commissions to be allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation; and
•any discounts and commissions to be allowed or paid to dealers.

Any common stock sold pursuant to a prospectus supplement will be listed on Nasdaq, subject to official notice of issuance

We or our agents may engage in at the market offerings into the Nasdaq trading market in accordance with Rule 415(a)(4) under the Securities Act.

If any underwriters or agents are used in the sale of the common stock in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the common stock in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term defined in the Securities Act, may then resell such common stock to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for our general corporate purposes, which may include, among other purposes, contribution to the capital of our subsidiary, Union Bank, to support its lending, investing and other banking activities; to repay indebtedness; and to support or fund acquisitions and other strategic initiatives and activities permissible for bank holding companies.

The prospectus supplement with respect to an offering of common stock may identify different or additional uses for the proceeds of that offering.

Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we expect to invest the proceeds in short-term obligations.

EXPERTS

Our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 incorporated into this prospectus and our Registration Statement on Form S-3 by reference to such Annual Report have been so incorporated in reliance upon the report of Berry Dunn, McNeil, and Parker, LLC, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of the Company’s common stock offered by this prospectus will be passed upon for the Company by Primmer Piper Eggleston & Cramer PC, Burlington, Vermont.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to incorporate by reference into this prospectus information and reports that we file with it. This means that we may disclose important information to you by referring you to another document filed separately with the Commission. It also means that information and reports that we subsequently file with the Commission will automatically update and supersede information contained in our earlier-filed reports and in this prospectus or any prospectus supplement. This prospectus incorporates by reference the documents which are listed below that the Company has previously filed with the Commission. These documents contain important information about the Company, including our business, financial condition and results of operations.

The following documents previously filed by us with the Commission under the Exchange Act are incorporated by reference into this Registration Statement:
(a)Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 26, 2024.
(b)Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 filed with the Commission on May 14, 2024, August 9, 2024, and November 14, 2024, respectively;
(c)Our Current Reports on Form 8-K filed with the Commission on January 17, 2024, February 1, 2024, April 17, 2024, May 2, 2024, May 16, 2024, July 18, 2024, August 1, 2024, September 5, 2024, October 16, 2024, November 7, 2024, November 21, 2024, December 18, 2024, January 15, 2025 and February 6, 2025 (other than portions of the documents deemed not to be filed);
(d)The description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, and any subsequent amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of filing of our Registration Statement containing this prospectus and prior to the termination of the offering and the filing of a post-effective amendment to our Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold hereunder.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information relating to us contained in this prospectus should be read together with the information contained in any prospectus supplement and in the documents incorporated in this prospectus and any prospectus supplement by reference.

We will provide to you without charge a copy of any or all of the documents incorporated into this prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this prospectus or any prospectus supplement. Requests should be made in writing or by telephone, directed to: Chief Financial Officer, Union Bankshares, Inc. 20 Lower Main Street, P.O. Box 667, Morrisville, Vermont 05661, (802) 888-6600.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the Commission are available to the public through the SEC’s website, at http://www.sec.gov.

We also make available free of charge on our website, at http://www.ublocal.com, the documents that we file with the SEC as soon as reasonably practicable after they are filed electronically with the Commission. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider such information as part of this prospectus or any prospectus supplement.

This prospectus is part of a Registration Statement that we filed with the SEC and does not contain all of the information in the Registration Statement. The full Registration Statement, including exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus and may be obtained from the SEC or us, as noted above.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

The following table sets forth an estimate (except in the case of the registration fee) of the costs and expenses to be incurred by Union Bankshares, Inc. (“Union” or the “Registrant”) in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$	*
FINRA filing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and related expenses	$	*
Transfer Agent fees and expenses	$	*
Other miscellaneous expenses	$	*
_______________
*    These fees and expenses depend on the number of securities offered and the number of securities issuances and cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

Indemnification

Vermont Business Corporation Act. Union is a Vermont corporation subject to applicable provisions of the Vermont Business Corporation Act (“VT BCA”) (codified at Title 11A of the Vermont Statutes Annotated). Sections 8.50 through 8.58 of the VT BCA contain provisions governing the indemnification of corporate directors, officers, employees and agents. In general, the VT BCA permits a corporation to indemnify any person who was or is a party to or is threatened to be made a party to a legal proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against expenses (including reasonable attorney's fees), judgments, fines, penalties and amounts paid in settlement in connection with such proceeding if (i) he or she acted in good faith and (ii) in the case of conduct in the individual’s official capacity, he or she reasonably believed that his or her conduct was in the best interests of the corporation, or in the case of conduct outside the individual’s official capacity, he or she reasonably believed that such conduct was at least not opposed to the corporation’s best interests. With respect to any proceeding brought by a governmental entity, the indemnified individual must have had no reasonable cause to believe his or her conduct was unlawful and the individual must not have been finally found to have engaged in a reckless or intentional unlawful act. With respect to actions or suits by or in the right of the corporation, such indemnification is limited to expenses (including reasonable attorneys' fees) incurred by such person in connection with the proceeding and only if the individual has not been adjudged to be liable to the corporation, except to the extent that the court in such proceeding determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the individual is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Additionally, a corporation is required to indemnify its directors and officers against reasonable expenses to the extent that such directors or officers have been wholly successful on the merits or otherwise in defense of any legal proceeding referred to above.

Indemnification may be made by a corporation only in the manner prescribed by the statute upon a finding that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the VT BCA. Statutory indemnification rights are not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person covering any liability incurred by such person in his capacity as a director, officer, employee or agent of the corporation, or while serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another entity, employee benefit plan or enterprise, whether or not the corporation would have the power to indemnify him against such liability under Sections 8.51 (Authority to Indemnify) or 8.52 (Mandatory Indemnification) of the VT BCA.

Bylaws. Article VI of Union’s Amended and Restated Bylaws, as in effect on the date of this Registration Statement, addresses indemnification of directors, officers and others and provides in its entirety as follows:

ARTICLE VI

INDEMNIFICATION AND INSURANCE

Section 6.1.In General. The Corporation shall indemnify its Directors, and, by affirmative vote of a majority of its Directors, may indemnify its officers, employees and agents, against any liability incurred by any of them in any Proceeding in their capacity as such, to the fullest extent permitted by applicable law, in accordance with the provisions of this Article VI and the VT BCA. For purposes of this Article VI, the term “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 6.2.Mandatory Indemnification of Directors; Permissive Indemnification of Officers and Others. The Corporation shall indemnify any Director, and may indemnify any other person, who was or is a party or is threatened to be made a party to any Proceeding, by reason of the fact that he is or was (i) serving as a director, officer, employee or agent of the Corporation, or (ii) is or was serving at the request of the Corporation as director, officer, trustee or fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan or trust, against all expenses (including attorney’s fees and court costs), judgments, liabilities, fines (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred or suffered by him or her in connection with such Proceeding, provided he or she satisfied the applicable standard of conduct in Section 8.51 of the VT BCA. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the applicable standard of conduct.

Section 6.3.Mandatory Indemnification of Officers in Some Circumstances. Notwithstanding anything to the contrary in Sections 6.1 or 6.2, the Corporation shall indemnify any officer who was wholly successful, on the merits or otherwise, in the defense of any Proceeding to which the officer was a party because he or she is or was an officer of the Corporation, against reasonable expenses incurred by the officer in connection with the Proceeding.

Section 6.4.Limitations and Prohibitions on Indemnification. Notwithstanding anything to the contrary in these Bylaws, (i) in connection with a Proceeding by or in right of the Corporation, indemnification shall be limited to reasonable expenses incurred in connection with the Proceeding, except that no indemnification whatsoever shall be permitted in connection with such Proceeding if the individual was adjudged liable to the Corporation in the Proceeding; (ii) in connection with any Proceeding charging improper personal benefit to the individual, whether or not involving action in such individual’s official capacity, no indemnification whatsoever shall be permitted if the individual was adjudged liable on the basis that he or she received an improper personal benefit; and (iii) no indemnification shall be paid by the Corporation if it would violate the applicable restrictions on indemnification set forth in Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. 1828(k)).

Section 6.5.Payment in Advance of Expenses. The Corporation may pay for or reimburse the reasonable expenses incurred by an individual who is or was a party to a Proceeding in advance of final disposition of the Proceeding if
(i)he or she furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct described and referred to in Section 8.51 of the VT BCA;
(ii)he or she furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and
(iii)a determination is made in a manner authorized under the VT BCA that the facts then known to those making the determination would not preclude indemnification.

Section 6.6.Non-exclusivity. The indemnification provided under this Article VI (i) shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director, officer, employee or agent and (iii) shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.7.Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, fiduciary, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him or her against the same liability under the VT BCA.

Insurance. As authorized by Section 8.57 of the VT BCA and Section 6.7 of the Bylaws, Union maintains in effect liability insurance covering its directors and officers and those of its wholly-owned subsidiary, Union Bank.

Limitation of Director Liability.

Vermont Business Corporation Act. Section 2.02(b)(4) of the VT BCA authorizes a Vermont corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, no such provision may eliminate or limit a director’s liability with respect to:
•the amount of a financial benefit received by a director to which he or she is not entitled;
•an intentional or reckless infliction of harm on the corporation or the shareholders;
•payment of unlawful distributions proscribed under Section 8.33 of the VT BCA; or
•an intentional or reckless criminal act.

Union’s Articles of Association. Article 8 of Union’s Amended and Restated Articles of Association eliminates the liability of a director to Union or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the VT BCA. Article 8 reads as follows:

8. Liability of Directors. A Director of the Corporation shall have no personal liability to the Corporation or to its shareholders for money damages for any action taken, or any failure to take any action, solely as a director, based on a failure to discharge his or her own duties in accordance with Section 8.30 of Title 11A of the Vermont Statutes Annotated, except for (a) the amount of a financial benefit received by the Director to which the Director is not entitled; (b) an intentional reckless infliction of harm on the Corporation or its shareholders; (c) a violation of Section 8.33 of Title 11A of the Vermont Statutes Annotated or (d) an intentional or reckless criminal act. This Section 8 shall not be deemed to eliminate or limit the liability of a Director for any act or omission occurring prior to the date this Section becomes effective. No amendment or repeal of this Section 8 shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal. The foregoing summaries of certain provisions of the VT BCA are necessarily subject to the complete text of the applicable statutes, and are qualified in their entirety by reference thereto.

Item 16.    Exhibits

The Registrant files herewith, or incorporates by reference herein to prior filings with the Commission, the following exhibits:

Exhibit
Number	Exhibit Description
1.1	Form of Underwriting Agreement or Equity Distribution Agreement*
4.1	Amended and Restated Articles of Association of Union Bankshares, Inc. (as of August 1, 2007), previously filed with the Commission as Exhibit 3.1 to the Company’s June 30, 2007 Quarterly Report on Form 10-Q, and incorporated herein by reference
4.2	Bylaws of Union Bankshares, Inc., as amended and restated, previously filed with the Commission on November 21, 2024 as Exhibit 3.1 to the Company’s Current Report on Form 8-K, and incorporated herein by reference
5	Opinion of Primmer Piper Eggleston & Cramer PC regarding the legality of the common stock being registered**
23.1	Consent of Berry Dunn McNeil & Parker, LLC**
23.2	Consent of Primmer Piper Eggleston & Cramer PC (included in Exhibit 5)**
107	Filing Fee Calculation Table**
_____________
*     To be filed by amendment as an exhibit to a document to be incorporated, or deemed incorporated, by reference into this registration statement.
**    Filed herewith

Item 17.    Undertakings

The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment to this Registration Statement on Form S-3 by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Morrisville, State of Vermont, on February 24, 2025.

UNION BANKSHARES, INC.
(Registrant)

By:	/s/ David S. Silverman
David S. Silverman
Chief Executive Officer and President

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below on February 24, 2025 by the following persons in the capacities indicated.

/s/ David S. Silverman	/s/ Karyn J. Hale
David S. Silverman	Karyn J. Hale
Director, Chief Executive Officer and President	Vice President, Treasurer and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joel S. Bourassa	/s/ Dawn D. Bugbee
Joel S. Bourassa, Director	Dawn D. Bugbee, Director

/s/ Mary K. Parent	/s/ Nancy C. Putnam
Mary K. Parent, Director	Nancy C. Putnam, Director

/s/ Gregory D. Sargent	/s/ Timothy W. Sargent
Gregory D. Sargent, Director	Timothy W. Sargent, Director and Vice Chairman of the Board

/s/ Janet P. Spitler	/s/ Cornelius J. Van Dyke
Janet P. Spitler, Director	Cornelius J. Van Dyke, Director and Chairman of the Board

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
1.2	Form of Underwriting Agreement or Equity Distribution Agreement*
4.1	Amended and Restated Articles of Association of Union Bankshares, Inc. (as of August 1, 2007), previously filed with the Commission as Exhibit 3.1 to the Company’s June 30, 2007 Quarterly Report on Form 10-Q, and incorporated herein by reference
4.2	Bylaws of Union Bankshares, Inc., as amended and restated, previously filed with the Commission on November 21, 2024 as Exhibit 3.1 to the Company’s Current Report on Form 8-K, and incorporated herein by reference
5	Opinion of Primmer Piper Eggleston & Cramer PC regarding the legality of the common stock being registered**
23.1	Consent of Berry Dunn McNeil & Parker, LLC**
23.2	Consent of Primmer Piper Eggleston & Cramer PC (included in Exhibit 5)**
107	Filing Fee Calculation Table**
_____________
*     To be filed by amendment as an exhibit to a document to be incorporated, or deemed incorporated, by reference into this registration statement.
**    Filed herewith